UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  March 25, 2024

Hallador Energy Company
(Exact name of registrant as specified in its charter)

Colorado	001-34743	84-1014610
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1183 East Canvasback Drive, Terre Haute, Indiana 47802
(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (812) 299-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

  Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Shares, $.01 par value	HNRG	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange  Act. ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 25, 2024, the Company appointed Marjorie Hargrave as its new Chief Financial Officer, effective April 10, 2024, to succeed Lawrence D. Martin.  The Company thanks Mr. Martin for his many years of service and the significant contributions he has made to the Company.

Ms. Hargrave, 60, is an accomplished financial executive with experience across a variety of industries, including the power sector.  Since 2023, Ms. Hargrave served as Chief Financial Officer of Leanin’ Tree, Inc., a manufacturer and distributor of greeting cards.  Between 2019 and 2022, she served as the President and CFO of Enservco Corporation, a diversified national provider of specialized well-site services to the domestic onshore oil and gas industry. She served as Chief Financial Officer of CTAP, a privately held distributor of tubing and casing throughout the United States, from 2010 to 2016. Ms. Hargrave also served as CFO of High Sierra Energy, LP, a start-up energy company which focused on midstream acquisitions, from 2005 to 2009.  Ms. Hargrave’s previous experience also includes management and associate roles with Black Hills Corporation, Xcel Energy, and Merrill Lynch & Co.  Mr. Hargrave has served as a director of Evolution Petroleum Corp. since March 2021, where she currently serves as Chairman of the Audit Committee and is a member of the Compensation and Nominating and Corporate Governance Committees.

In connection with her appointment, Ms. Hargrave will initially be paid an annual base salary of $400,000, with a target annual short-term incentive of $200,000 and will be eligible for long-term incentive awards consistent with the programs available for other senior executive officers of the Company.  Ms. Hargrave will also receive an initial grant of HNRG Restricted Stock Units (“RSU”) in the amount of $100,000, which will vest in accordance with the Company’s RSU program.

There are no family relationships between Ms. Hargrave and any of the Company’s directors or executive officers, and there is no arrangement or understanding between Ms. Hargrave or any other person and the Company or any of its subsidiaries pursuant to which she was appointed as an officer of the Company. There are no transactions between Ms. Hargrave or any of her immediate family members and the Company or any of its subsidiaries that would be required to be reported under Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On March 25, 2024, the Company issued a press release announcing the management changes described herein.  A copy of this press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K, and the text of such press release is incorporated herein by reference.

None of the information furnished in this Item 7.01 will be deemed "filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor will it be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended.

Item 9.01 – Financial Statements and Exhibits.

(d)  Exhibits

Number	Description
99.1	Press Release dated March 25, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hallador Energy Company

March 25, 2024	By:	Brent K. Bilsland
Brent K. Bilsland President and Chief Executive Officer

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